Exhibit 99.1

Citius Oncology, Inc. Reports Fiscal First Quarter 2025 Financial Results and Provides Business Update

CRANFORD, N.J., February 14, 2025 -- Citius Oncology, Inc. (“Citius Oncology” or the “Company”) (Nasdaq: CTOR), a specialty biopharmaceutical company focused on the development and commercialization of novel targeted oncology therapies, today reported business and financial results for the fiscal first quarter ended December 31, 2024.

Fiscal First Quarter 2025 Business Highlights and Subsequent Developments

-	Engaged Jefferies as exclusive financial advisor to assist in evaluating strategic alternatives aimed at maximizing shareholder value, with multiple active discussions underway;

-	Progressed commercial readiness for the planned launch of LYMPHIR™ in the first half of 2025, with key initiatives including:

○	Manufactured sufficient inventory for launch and initial sales estimates, with additional production in process,

○	Secured a new permanent J-code, J9161, (Injection, denileukin diftitox-cxdl, for intravenous use, 1 microgram) for LYMPHIR, assigned by the Centers for Medicare & Medicaid Services (CMS), with an expected effective date of April 1, 2025;

-	Supported two investigator-initiated trials to explore LYMPHIR’s potential as an immuno-oncology combination therapy being conducted at the University of Pittsburgh Medical Center and the University of Minnesota:

○	Shared interim trial results with the clinical community at the Society for Immunotherapy of Cancer Conference (SITC) of University of Pittsburgh Medical Center’s Phase I trial of LYMPHIR with checkpoint inhibitor pembrolizumab.

○	Supported expansion of the University of Minnesota’s investigator-initiated Phase I clinical trial to evaluate the safety and efficacy of denileukin diftitox administration prior to Chimeric Antigen Receptor (CAR-T) therapies for the treatment of B-cell lymphomas with the dosing of the first patient at City of Hope cancer center.

Financial Highlights

-	R&D expenses were $1.3 million for the first quarter ended December 31, 2024, compared to $1.2 million for the first quarter ended December 31, 2023;

-	G&A expenses were $3.3 million for the first quarter ended December 31, 2024, compared to $1.5 million for the first quarter ended December 31, 2023;

-	Stock-based compensation expense was $1.8 million for the first quarter ended December 31, 2024, compared to $1.9 million for the first quarter ended December 31, 2023; and,

-	Net loss was $6.7 million, or ($0.09) per share for the first quarter ended December 31, 2024, compared to a net loss of $4.7 million, or ($0.07) per share for the first quarter ended December 31, 2023.

“During the first fiscal quarter of 2025, Citius Oncology advanced key initiatives to bring LYMPHIR to market and focused on exploring strategic options to maximize shareholder value. With FDA approval of LYMPHIR for the treatment of cutaneous T-cell lymphoma (CTCL), we are determined to deliver this much-needed therapy to patients. LYMPHIR remains the only targeted systemic therapy approved for CTCL since 2018 and the only treatment with a mechanism of action that targets the IL-2 receptor. More than 84% of CTCL patients in the Phase III trial experienced skin relief from this debilitating disease,” stated Leonard Mazur, Chairman and CEO of Citius Oncology.

“To support the long-term growth potential of LYMPHIR, we engaged Jefferies as our exclusive financial advisor to evaluate strategic alternatives. Active discussions are currently underway; our goal remains to bring LYMPHIR to market expeditiously. We are making strong progress toward our planned commercial launch in the first half of 2025. The inventory for launch is ready and our market access efforts continue with the successful assignment of a new permanent J-code (J9161) by the Centers for Medicare & Medicaid Services set to take effect on April 1, 2025, and the inclusion of LYMPHIR in the NCCN guidelines. These are critical milestones that will help drive clinical adoption and reimbursement,” added Mazur.

“Beyond commercial readiness, we are actively supporting two investigator-initiated trials evaluating LYMPHIR’s potential as an immuno-oncology combination therapy. Positive interim results from the University of Pittsburgh Medical Center’s Phase I trial combining LYMPHIR with pembrolizumab were shared at the Society for Immunotherapy of Cancer (SITC) Conference in November, highlighting its potential to enhance treatment efficacy in recurrent solid tumors. Furthermore, the University of Minnesota has expanded its Phase I trial exploring denileukin diftitox administration prior to Chimeric Antigen Receptor (CAR-T) therapies for B-cell lymphomas, with the first patient dosed at City of Hope cancer center.”

“These initiatives reflect our commitment to bringing innovative cancer therapies to patients with high unmet medical needs. With the expected launch of LYMPHIR on the horizon, we remain focused on executing our commercial strategy while exploring strategic opportunities to drive long-term value,” concluded Mazur.

Fiscal first quarter 2025 Financial Results:

Research and Development (R&D) Expenses

R&D expenses were $1.3 million for the first quarter ended December 31, 2024, compared to $1.2 million for the first quarter ended December 31, 2023. The increase primarily reflects costs associated with the two investigator immuno-oncology trials which are in process.

General and Administrative (G&A) Expenses

G&A expenses were $3.3 million for the first quarter ended December 31, 2024, compared to $1.5 million for the first quarter ended December 31, 2023. The increase was primarily due to costs associated with pre-commercial and commercial launch activities of LYMPHIR including market research, marketing, distribution and drug product reimbursement from health plans and payers.

Stock-based Compensation Expense

For the first quarter ended December 31, 2024, stock-based compensation expense was $1.8 million as compared to $1.9 million for the prior year. The primary reason for the decrease in stock-based compensation expense was the decrease in the weighted average grant date fair value of the options granted during the three months ended December 31, 2024 to $0.80 per share as compared to the weighted average grant date fair value of the options granted of $1.66 per share during the year ended September 30, 2024.

Net loss

Net loss was $6.7 million, or ($0.09) per share for the first quarter ended December 31, 2024, compared to a net loss of $4.7 million, or ($0.07) per share for the first quarter ended December 31, 2023. The increase in net loss was primarily due to the increase in our operating expenses.

About Citius Oncology, Inc.

Citius Oncology specialty is a biopharmaceutical company focused on developing and commercializing novel targeted oncology therapies. In August 2024, its primary asset, LYMPHIR, was approved by the FDA for the treatment of adults with relapsed or refractory CTCL who had had at least one prior systemic therapy. Management estimates the initial market for LYMPHIR currently exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. Citius Oncology is a publicly traded subsidiary of Citius Pharmaceuticals. For more information, please visit www.citiusonc.com

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Oncology. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated, and, unless noted otherwise, that apply to Citius Oncology are: our need for substantial additional funds and our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; our ability to commercialize LYMPHIR and any of our other product candidates that may be approved by the FDA; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; risks related to research using our assets but conducted by third parties; our ability to maintain compliance with Nasdaq’s continued listing standards; uncertainties relating to preclinical and clinical testing; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Oncology’s Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on December 27, 2024, as amended on January 27, 2025 and as updated by our subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

CITIUS ONCOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2024	September 30, 2024
Current Assets:
Cash and cash equivalents	$112	$112
Inventory	14,381,369	8,268,766
Prepaid expenses	2,700,000	2,700,000
Total Current Assets	17,081,481	10,968,878

Other Assets:
In-process research and development	73,400,000	73,400,000
Total Other Assets	73,400,000	73,400,000

Total Assets	$90,481,481	$84,368,878
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,874,577	$3,711,622
License payable	28,400,000	28,400,000
Accrued expenses	6,228,612	—
Due to related party	2,896,329	588,806
Total Current Liabilities	43,399,518	32,700,428

Deferred tax liability	1,992,240	1,728,000
Note payable to related party	3,800,111	3,800,111
Total Liabilities	49,191,869	38,228,539
Stockholders’ Equity:
Preferred stock - $0.0001 par value; 10,000,000 shares authorized: no shares issued and outstanding	—	—
Common stock - $0.0001 par value; 100,000,000; 71,552,402 shares issued and outstanding at December 31, 2024 and September 30, 2024	7,155	7,155
Additional paid-in capital	87,220,249	85,411,771
Accumulated deficit	(45,937,792)	(39,278,587)
Total Stockholders’ Equity	41,289,612	46,140,339
Total Liabilities and Stockholders’ Equity	$90,481,481	$84,368,878

CITIUS ONCOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 AND 2023

(Unaudited)

	2024	2023
Revenues	$—	$—
Operating Expenses:
Research and development	1,264,508	1,148,495
General and administrative	3,321,979	1,517,908
Stock-based compensation – general and administrative	1,808,478	1,917,000
Total Operating Expenses	6,394,965	4,583,403

Loss before Income Taxes	(6,394,965)	(4,583,403)
Income tax expense	264,240	144,000

Net Loss	$(6,659,205)	$(4,727,403)

Net Loss Per Share – Basic and Diluted	$(0.09)	$(0.07)

Weighted Average Common Shares Outstanding – Basic and Diluted	71,552,402	67,500,000

CITIUS ONCOLOGY, INC.

Condensed Consolidated STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 AND 2023

(Unaudited)

	2024	2023
Cash Flows From Operating Activities:
Net loss	$(6,659,205)	$(4,727,403)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	1,808,478	1,917,000
Deferred income tax expense	264,240	144,000
Changes in operating assets and liabilities:
Inventory	(6,112,603)	-
Prepaid expenses	-	-
Accounts payable	2,162,955	(1,084,027)
Accrued expenses	6,228,612	(199,155)
Due to related party	2,307,523	3,949,585
Net Cash Provided By Operating Activities	-	-

Net Change in Cash and Cash Equivalents	-	-
Cash and Cash Equivalents – Beginning of Period	112	-
Cash and Cash Equivalents – End of Period	$112	$-